Exhibit 99.1(d)

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into as of September 24, 2009 by and between SMS Maintenance, LLC, a Delaware limited liability company ("Purchaser"), and QualTech Services Group, Inc., a Delaware corporation ("Seller").

WHEREAS, Purchaser and Seller are parties to that certain Asset Purchase Agreement, dated as of September 15, 2009 (the "Purchase Agreement"), whereby Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, the Purchased Assets, including, but not limited to, the Assumed Contracts, and Purchaser has agreed to assume from Seller the Assumed Liabilities, all on the terms and conditions set forth in the Purchase Agreement; and

WHEREAS, all capitalized terms used herein which are not otherwise defined herein shall have the meaning given to such terms in the Purchase Agreement.

NOW, THEREFORE, pursuant to and in accordance with the terms and provisions of the Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Sale and Assignment of Purchased Assets. Seller does hereby sell, assign, transfer, convey and deliver to Purchaser, and Purchaser does hereby purchase and accept from Seller, all right, title and interest in, to and under the Purchased Assets, including, but not limited to, the Assumed Contracts, free and clear of all liabilities, claims, debts and Encumbrances.

2.            Assumption of Assumed Liabilities. Purchaser does hereby assume and agree to pay, discharge and/or perform as they come due all of the Assumed Liabilities. Purchaser does not assume, undertake, accept or agree to be bound by any liabilities, commitments or obligations, other than the Assumed Liabilities. Seller shall retain and be unconditionally liable and responsible for all liabilities of Seller and the Business other than the Assumed Liabilities.

3.            Further Assurances. Seller does hereby covenant and agree that, upon the request of Purchaser, it shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, assurances and instruments as Purchaser may reasonably request to assign and transfer the Purchased Assets to Purchaser and to assure to Purchaser the continued possession, control and enjoyment of the Purchased Assets. Purchaser does hereby covenant and agree that, upon the request of Seller, it shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, assumptions, transfers, assurances and instruments as Seller may reasonably request to effectuate the assumption by Purchaser of the Assumed Liabilities.

4.            Asset Purchase Agreement. Nothing herein shall be deemed to modify or diminish the representations, warranties, covenants and obligations of the Parties under the Purchase Agreement, including, but not limited to, Section 6.2 of the Purchase Agreement, all of which shall survive the Closing and the execution of this Agreement. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement, the Purchase Agreement shall govern.

5.             No Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the parties hereto and are not intended to confer upon any Person except the parties hereto any rights or remedies hereunder, and there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third party with any remedy, claim, liability, reimbursement, claim of action or other right.

6.             Amendment, Waiver or Termination. This Agreement cannot be amended, waived or terminated except by a writing signed by all of the parties hereto.

7.             Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State by residents of such State.

8.             Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, the other party hereto shall re-execute original forms thereof and deliver this Agreement to the requesting party hereto, except that the failure of a party hereto to comply with such a request shall not render this Agreement invalid or unenforceable. No party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, this Bill of Sale and Assignment and Assumption Agreement has been executed and delivered on the date first above written.

PURCHASER:

SMS MAINTENANCE, LLC
By:	/s/ Donald L. Doctor
Name:	Donald L. Doctor
Title:	CEO

SELLER:

QUALTECH SERVICES GROUP, INC.
By:
Name:
Title:

Signature Page to Bill of Sale and Assignment and Assumption Agreement

IN WITNESS WHEREOF, this Bill of Sale and Assignment and Assumption Agreement has been executed and delivered on the date first above written.

PURCHASER:

SMS MAINTENANCE, LLC
By:
Name:
Title:

SELLER:

QUALTECH SERVICES GROUP, INC.
By:	/s/ Marc Sherman
Name:	Marc Sherman
Title:	CEO

Signature Page to Bill of Sale and Assignment and Assumption Agreement